Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Recom Managed Systems, Inc. (a development stage enterprise) on Form SB-2 to be filed with the Securities and Exchange Commission on or about December 30, 2003 of our report dated December 30, 2003, appearing in the Prospectus which is part of the Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

                                                /s/ Stonefield Josephson, Inc.
                                                --------------------------------
                                                    Certified Public Accountants

Santa Monica, California
December 30, 2003